Exhibit 3

NAVISTAR FINANCIAL CORPORATION

AND SUBSIDIARIES

ARTICLES OF INCORPORATION AND BY-LAWS

The following documents of Navistar Financial Corporation are incorporated herein by reference:

3.1                                                   Restated Certificate of Incorporation of Navistar Financial Corporation (as amended and in effect on December 15, 1987).  Filed on Form 8-K dated December 17, 1987.  Commission File No.  001-04146.

3.2                                                    The By-Laws of Navistar Financial Corporation (as amended February 29, 1988).  Filed on Form 10-K dated January 19, 1989.  Commission File No.  001-04146.

3.3                                                    Amendment to the By-Laws of Navistar Financial Corporation.  Filed as Exhibit 3.1 on Form 10-K dated December 18, 2003.  Commission File No.  001-04146.